EXHIBIT 4.2 (d)

EXECUTION COPY

VAIL RESORTS, INC.

GUARANTORS (named on signature pages hereto)

$390,000,000

63/4% Senior Subordinated Notes due 2014

SUPPLEMENTAL PURCHASE AGREEMENT

January 22, 2004

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.

BEAR, STEARNS & CO. INC.

LEHMAN BROTHERS INC.

PIPER JAFFRAY & CO.

WELLS FARGO SECURITIES, L.L.C.

VAIL RESORTS, INC.

$390,000,000

63/4% Senior Subordinated Notes due 2014

SUPPLEMENTAL PURCHASE AGREEMENT

January 22, 2004
New York, New York

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.
BEAR, STEARNS & CO. INC.

LEHMAN BROTHERS INC.

PIPER JAFFRAY & CO.
WELLS FARGO SECURITIES, L.L.C.
c/o Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Ladies & Gentlemen:

This Supplemental Purchase Agreement is among Vail Resorts, Inc., a Delaware corporation (the "Company"), the Guarantors named on the signature pages hereto (the "Guarantors"), and Banc of America Securities LLC, Deutsche Bank Securities Inc., Bear, Stearns & Co. Inc., Lehman Brothers Inc., Piper Jaffray & Co. and Wells Fargo Securities, L.L.C. (each, an "Initial Purchaser" and, collectively, the "Initial Purchasers"). Unless otherwise indicated, capitalized terms used in this Supplemental Purchase Agreement and not defined shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

WHEREAS, the Company, the Guarantors and the Initial Purchasers have heretofore executed and delivered to each other a Purchase Agreement dated January 15, 2004 (the "Purchase Agreement") providing for the issuance and sale of $390,000,000 in aggregate principal amount of 63/4% Senior Subordinated Notes due 2014 of the Company.

WHEREAS, the Company, the Guarantors and the Initial Purchasers desire to amend and supplement the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Company, the Guarantors and the Initial Purchasers hereby agree as follows:

Amendment of Certain Provisions. Section 4(r) of the Purchase Agreement is hereby deleted in its entirety and replaced as follows:

(r) The Company shall use the proceeds from the sale of the Restricted Notes to (i) purchase, in accordance with the Commission's rules relating to tender offers, all of the Company's 83/4% Senior Subordinated Notes due 2009 (the "2009 Notes") tendered and accepted for purchase by the Company pursuant to the Offer to Purchase and Consent Solicitation Statement (the "Offer") dated January 12, 2004 (the "Statement") and (ii)(A) if Consents (as defined in the Statement) of the holders of less than a majority in aggregate principal amount of each class of outstanding 2009 Notes are obtained pursuant to the Offer by 10:00 a.m. on the Closing Date, to discharge all of the outstanding 2009 Notes simultaneously with the closing of the offering of the Restricted Notes or (B) if Consents (as defined in the Statement) of the holders of greater than a majority in aggregate principal amount of each class of the 2009 Notes are obtained pursuant to the Offer by 10:00 a.m. on the Closing Date, to redeem the remaining outstanding 2009 Notes on May 15, 2004. The discharge and redemption described in clauses (ii)(A) and (ii)(B), respectively, of this Section 4(r), shall be made in accordance with and pursuant to the terms of (x) the indenture dated as of May 11, 1999 between the Company and The Bank of New York, as trustee, under which $200 million aggregate principal amount of the 2009 Notes were issued and (y) the indenture dated as of November 21, 2001 between the Company and The Bank of New York, as trustee, under which $160 million of the 2009 Notes were issued, as the case may be.

2. Effect on the Purchase Agreement. Except as amended by this Supplemental Purchase Agreement, the Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3. Construction. This Supplemental Purchase Agreement shall be construed in accordance with the internal laws of the State of New York.

4. Captions. The captions included in this Supplemental Purchase Agreement are included solely for convenience of reference and are not to be considered a part of this Supplemental Purchase Agreement.

5. Counterparts. This Supplemental Purchase Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

If the foregoing correctly sets forth the understanding among the Initial Purchasers, the Company and the Guarantors please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

VAIL RESORTS, INC.

By:

Name:
Title:

BEAVER CREEK ASSOCIATES, INC.

BEAVER CREEK CONSULTANTS, INC.

BEAVER CREEK FOOD SERVICES, INC.

BRECKENRIDGE RESORT PROPERTIES, INC.

COMPLETE TELECOMMUNICATIONS, INC.

GILLETT BROADCASTING, INC.

GRAND TETON LODGE COMPANY

HEAVENLY VALLEY, LIMITED PARTNERSHIP

JACKSON HOLE GOLF AND TENNIS CLUB, INC.

JHL&S LLC

KEYSTONE CONFERENCE SERVICES, INC.

KEYSTONE DEVELOPMENT SALES, INC.

KEYSTONE FOOD AND BEVERAGE COMPANY

KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY

LODGE PROPERTIES, INC.

LODGE REALTY, INC.

PROPERTY MANAGEMENT ACQUISITION CORP., INC.

ROCKRESORTS CASA MADRONA, LLC

ROCKRESORTS CHEECA, LLC

ROCKRESORTS EQUINOX, INC.

ROCKRESORTS INTERNATIONAL, LLC

ROCKRESORTS, LLC

ROCKRESORTS LA POSADO, LLC

ROCKRESORTS ROSARIO, LLC

ROCKRESORTS WYOMING, LLC

TETON HOSPITALITY SERVICES, INC.

THE VAIL CORPORATION

THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC.

VAIL ASSOCIATES HOLDINGS, LTD.

VAIL ASSOCIATES REAL ESTATE, INC.

VAIL FOOD SERVICES, INC.

VAIL HOLDINGS, INC.

VAIL RESORTS DEVELOPMENT COMPANY

VAIL SUMMIT RESORTS, INC.

VAIL TRADEMARKS, INC.

VAIL/ARROWHEAD, INC.

VAIL/BEAVER CREEK RESORT PROPERTIES, INC.

VAMHC, INC.

VAIL RR, INC.

VA RANCHO MIRAGE I, INC.

VA RANCHO MIRAGE II, INC.

VA RANCHO MIRAGE RESORT, L.P.

VR HEAVENLY I, INC.

VR HEAVENLY II, INC.

Each by its authorized officer or signatory

By:

Name:
Title:

Accepted and agreed to as of
the date first above written:

BANC OF AMERICA SECURITIES LLC

DEUTSCHE BANK SECURITIES INC.
BEAR, STEARNS & CO. INC.

LEHMAN BROTHERS INC.

PIPER JAFFRAY & CO.
WELLS FARGO SECURITIES, L.L.C.

Acting on behalf of themselves and the

several Initial Purchasers

By: BANC OF AMERICA SECURITIES LLC

By:

Name:

Title: